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                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              INFORMIX CORPORATION

                            INFORMIX DELAWARE, INC.

                                      AND

                    ILLUSTRA INFORMATION TECHNOLOGIES, INC.

                         DATED AS OF DECEMBER 20, 1995
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                      AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of December 20, 1995 among Informix Corporation, a Delaware corporation ("PARENT"), Informix Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Illustra Information Technologies, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

    A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

    B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("COMPANY CAPITAL STOCK") and all outstanding options, warrants and other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of Common Stock of Parent ("PARENT COMMON STOCK").

    C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

    D.     The   Company,  Parent  and   Merger  Sub  desire   to  make  certain
representations and warranties and other agreements in connection with the Merger.

    NOW,   THEREFORE,   in  consideration   of   the  covenants,   promises  and
representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW") and the California General Corporation Law ("CALIFORNIA LAW"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION".

    1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE". On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "CERTIFICATE OF MERGER"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "EFFECTIVE TIME"). The parties currently intend that the Closing Date will occur on or prior to February 29, 1996.

    1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and

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subject thereto, at the  Effective Time, all  the property, rights,  privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.4  CERTIFICATE OF INCORPORATION; BYLAWS.

    (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Illustra Information Technologies, Inc."

    (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

    1.5 DIRECTORS AND OFFICERS. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

    1.6 MAXIMUM SHARES TO BE ISSUED; EFFECT ON CAPITAL STOCK. The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options and warrants to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options and warrants to acquire Company Capital Stock shall be 15,000,000 (the "AGGREGATE SHARE NUMBER"). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of options or warrants to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

       (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Common Stock of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Common Exchange Ratio (as defined in paragraph (i) below), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in
    Section 1.8, including, with respect to each whole share of Parent Common Stock to be received, the right to receive one preferred share purchase right (a "RIGHT") under Parent's Amended and Restated Preferred Shares Rights Agreement dated as of September 12, 1991 and amended and restated as of May 15, 1992 and July 25, 1995.

       (b) CONVERSION OF COMPANY PREFERRED STOCK; TREATMENT OF CONVERTED SERIES C PREFERRED STOCK.

           (i) SERIES A PREFERRED STOCK. Each share of Series A Preferred Stock of the Company ("SERIES A PREFERRED") issued and outstanding immediately prior to the Effective Time (other than any shares of Series A Preferred that are converted into shares of Company Common Stock immediately prior to the Effective Time, any shares of Series A Preferred to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Series A

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       Exchange Ratio (as defined in paragraph (i) below), upon surrender of the certificate representing such share of Series A Preferred in the manner provided in Section 1.8, including, with respect to each whole share of Parent Common Stock to be received, one Right.

           (ii) SERIES B PREFERRED STOCK. Each share of Series B Preferred Stock of the Company ("SERIES B PREFERRED") issued and outstanding immediately prior to the Effective Time (other than any shares of Series B Preferred that are converted into shares of Company Common Stock immediately prior to the Effective Time, any shares of Series B Preferred to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Series B Exchange Ratio (as defined in paragraph (i) below), upon surrender of the certificate representing such share of Series B Preferred in the manner provided in Section 1.8, including, with respect to each whole share of Parent Common Stock to be received, one Right.

           (iii) SERIES C PREFERRED STOCK; TREATMENT OF CONVERTED SERIES C PREFERRED STOCK.

               (a) Each share of Series C Preferred Stock of the Company ("SERIES C PREFERRED") issued and outstanding immediately prior to the Effective Time (other than any shares of Series C Preferred that are converted into shares of Company Common Stock immediately prior to the Effective Time, any shares of Series C Preferred to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Series C Exchange Ratio (as defined in paragraph (i) below), upon surrender of the certificate representing such share of Series C Preferred in the manner provided in Section 1.8, including, with respect to each whole share of Parent Common Stock to be received, one Right.

               (b) The  Certificate of  Incorporation of  the Company  currently provides that if and to the extent shares of Series C Preferred are converted into shares of Company Common Stock prior to the date which is ten business days after the Company first receives copies of its audited financial statements for the 1996 fiscal year (the
           "CONVERSION CALCULATION DATE"), the number of shares of Company Common Stock that shall be deliverable upon conversion of a share of Series C Preferred provisionally shall be deemed to be a fixed amount (the "CONVERSION AMOUNT"), and the Conversion Amount shall be subject to increase based on events that would be determinable on the Conversion Calculation Date (the Company Common Stock that would constitute an increase to the Conversion Amount per share of Series C Preferred is hereinafter referred to as the "SERIES C ADDITIONAL CONVERSION SHARE", and thus one right to receive a Series C Additional Conversion Share would be outstanding for each share of Series C Preferred that is converted into Company Common Stock prior to the Conversion Calculation Date). Based on the foregoing, in the event that the Effective Time occurs prior to the Conversion Calculation Date, then by virtue of the Merger, each outstanding right to receive a Series C Additional Conversion Share immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Additional Conversion Share Exchange Ratio (as defined in paragraph (i) below), upon surrender of a certificate (or other evidence reasonably satisfactory to Parent or the Exchange Agent) representing such Series C Additional Conversion Share in the manner provided in Section 1.8, including, with respect to each whole share of Parent Common Stock to be received, one Right.

           (iv)  SERIES  D PREFERRED STOCK.   Each share  of Series D  Preferred
           Stock of the Company ("SERIES D PREFERRED; together with the Series A Preferred, Series B Preferred and Series C

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       Preferred,   the  "COMPANY  PREFERRED   STOCK")  issued  and  outstanding
       immediately prior to the Effective Time (other than any shares of Series D Preferred that are converted into shares of Company Common Stock immediately prior to the Effective Time, any shares of Series D Preferred to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Series D Exchange Ratio (as defined in paragraph (i) below), upon surrender of the certificate representing such share of Series D Preferred in the manner provided in Section 1.8, including, with respect to each whole share of Parent Common Stock to be received, one Right.

       (c) CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

       (d) STOCK OPTIONS. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 1992 Equity
    Incentive Plan (the "OPTION PLAN"), or otherwise, shall be assumed by Parent in accordance with provisions described below.

           (i) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "COMPANY OPTION") under the Option Plan or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down (in the case of Company Options granted under the Option Plan) to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent.

           (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

          (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

       (e) WARRANTS. Each warrant to purchase shares of Company Preferred Stock outstanding at the Effective Time shall be, in connection with the
    Merger, assumed by Parent. Each warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the respective warrant agreements governing such warrant immediately prior to the Effective Time, except that each such warrant shall, following the Effective Time, be exercisable only for shares of Parent Common Stock, in such number, and at such exercise price as is determined by applying the appropriate Exchange Ratio in accordance with the terms of the applicable warrant agreement.

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       (f)   CAPITAL STOCK OF MERGER SUB.   Each share of Common Stock of Merger
       Sub issued and outstanding immediately prior to the Effective time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

       (g) ADJUSTMENTS TO EXCHANGE RATIOS. The Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

       (h) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company
    Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

       (i)  DEFINITIONS.

       (a)    ADDITIONAL  CONVERSION  SHARE  EXCHANGE  RATIO.    The "Additional
       Conversion  Share  Exchange  Ratio"  shall  mean  the  product  of   0.25
    multiplied by the Common Exchange Ratio.

       (b) AGGREGATE ADDITIONAL CONVERSION SHARE NUMBER. The "Aggregate Additional Conversion Share Number" shall mean the product of 0.25 multiplied by the aggregate number of shares of Series C Preferred that shall have been converted into shares of Company Common Stock up to and including immediately prior to the Effective Time.

       (c) AGGREGATE PREFERRED NUMBER. The "Aggregate Preferred Number" shall mean the sum of (w) the product obtained by multiplying the Outstanding
    Series A Amount by the Series A Exchange Ratio, plus (x) the product obtained by multiplying the Outstanding Series B Amount by the Series B Exchange Ratio, plus (y) the product obtained by multiplying the Outstanding Series C Amount by the Series C Exchange Ratio, plus (z) the product obtained by multiplying the Outstanding Series D Amount by the Series D Exchange Ratio.

       (d) AGGREGATE SHARE NUMBER. The "Aggregate Share Number" shall be a number of shares of Parent Common Stock equal to 15,000,000 shares (as appropriately adjusted to reflect the effect of any stock split, stock dividend, reorganization, recapitalization or the like with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time).

       (e) COMMON EXCHANGE RATIO. The "Common Exchange Ratio" shall mean the quotient obtained by dividing (x) the Aggregate Share Number minus the
    Aggregate Preferred Number, by (y) the sum of (A) the Outstanding Common Amount plus (B) the Outstanding Option Amount plus (C) the Aggregate Additional Conversion Share Number.

       (f) ESCROW AMOUNT. The "Escrow Amount" shall be a number of shares of Parent Common Stock obtained by multiplying (x) the Aggregate Share
    Number minus the Outstanding Option Amount by (y) 0.10.

       (g) EXCHANGE RATIOS. The "Exchange Ratios" shall mean the Common Exchange Ratio, the Series A Exchange Ratio, the Series B Exchange Ratio,
    the Series C Exchange Ratio, the Series D Exchange Ratio or the Additional Conversion Share Exchange Ratio, as applicable.

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       (h)  OUTSTANDING COMMON  AMOUNT.  The  "Outstanding Common Amount"  shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (taking into account all shares of Company Preferred Stock that shall be converted into Company Common Stock as of such time).

       (i) OUTSTANDING OPTION AMOUNT. The "Outstanding Option Amount" shall mean (i) the aggregate number of shares of Company Common Stock issuable upon the exercise of all outstanding options and warrants to acquire shares of Company Common Stock immediately prior to the Effective Time.

       (j) OUTSTANDING SERIES A AMOUNT. The "Outstanding Series A Amount" shall mean the aggregate number of shares of Series A Preferred outstanding immediately prior to the Effective Time, together with all shares of Series A Preferred issuable upon exercise of any options or warrants to acquire shares of Series A Preferred then outstanding.

       (k) OUTSTANDING SERIES B AMOUNT. The "Outstanding Series B Amount" shall mean the aggregate number of shares of Series B Preferred outstanding immediately prior to the Effective Time, together with all shares of Series B Preferred issuable upon exercise of any options or warrants to acquire shares of Series B Preferred then outstanding.

       (l) OUTSTANDING SERIES C AMOUNT. The "Outstanding Series C Amount" shall mean the aggregate number of shares of Series C Preferred outstanding immediately prior to the Effective Time, together with all shares of Series C Preferred issuable upon exercise of any options or warrants to acquire shares of Series C Preferred then outstanding.

       (m) OUTSTANDING SERIES D AMOUNT. The "Outstanding Series D Amount" shall mean the aggregate number of shares of Series D Preferred outstanding immediately prior to the Effective Time, together with all shares of Series D Preferred issuable upon exercise of any options or warrants to acquire shares of Series D Preferred then outstanding.

       (n) PARENT PRICE. The "Parent Price" shall mean the closing sale price on the Nasdaq National Market of Parent Common Stock as of the date of this Agreement.

       (o)  SERIES A EXCHANGE RATIO.   The "Series A Exchange Ratio" shall  mean
       the quotient obtained by dividing 0.96 by the Parent Price.

       (p)   SERIES B EXCHANGE RATIO.   The "Series B Exchange Ratio" shall mean
       the quotient obtained by dividing 1.50 by the Parent Price.

       (q)  SERIES C EXCHANGE RATIO.   The "Series C Exchange Ratio" shall  mean
       the quotient obtained by dividing 2.25 by the Parent Price..

       (r)   SERIES D EXCHANGE RATIO.   The "Series D Exchange Ratio" shall mean
       the quotient obtained by dividing 3.00 by the Parent Price.

    1.7  DISSENTING SHARES.

    (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Delaware Law and California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law and California Law.

    (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law or California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be

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converted into and represent only the  right to receive Parent Common Stock  and fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

    (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law or California Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law and California Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

    1.8  SURRENDER OF CERTIFICATES.

    (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "EXCHANGE AGENT") in the Merger.

    (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

    (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to
Article  VII hereof), plus cash in lieu  of fractional shares in accordance with
Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

    (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

    (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

    1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of
Section 368 of the Internal  Revenue Code of 1986,  as amended (the "CODE")  and
(ii) qualify for accounting treatment as a pooling of interests.

    1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are clearly disclosed in the disclosure letter supplied by the Company to Parent (the "COMPANY SCHEDULES") and dated as of the date hereof, as follows:

    2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"). The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.

    2.2  COMPANY CAPITAL STRUCTURE.

    (a) The  authorized capital  stock  of the  Company consists  of  20,000,000 shares of authorized Common Stock, of which 4,008,263 shares are issued and outstanding and 13,000,000 shares of authorized Preferred Stock. The authorized Preferred Stock consists of 1,300,000 shares of authorized Series A Preferred Stock, of 1,083,334 shares are issued and outstanding, 7,760,000 shares of authorized Series B Preferred Stock, of which 7,048,505 shares are issued and outstanding, 844,444 shares of authorized Series C Preferred Stock, of which 844,444 shares are issued and outstanding, and 2,600,000 shares of authorized Series D Preferred Stock, of which 2,510,583 shares are issued and outstanding. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

    (b) The Company has reserved 4,161,971 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 3,230,664 shares are subject to outstanding, unexercised options and 931,307 shares remain available for future grant. The Company has reserved 247,800 shares of Common Stock for issuance upon exercise of outstanding Company Options granted outside the Option Plan. Schedule 2.2(b) sets forth for each outstanding Company Option the name of the holder of such option, the domicile address of such holder, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. The Company has reserved 94,557 shares of Series B Preferred Stock (and such number of shares of Common Stock into which such Series B Preferred Stock is convertible) for issuance upon exercise of outstanding warrants. Schedule 2.2(b) sets forth for each of the Warrants the name of the holder and exercise price of such warrants. Except for the Company Options and warrants described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. Except for the Company Options and warrants described in Schedule 2.2(b), there are no Options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options and warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

    2.3 SUBSIDIARIES. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

    2.4 AUTHORITY. Subject only to the requisite approval of the Merger and this Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's stockholders to duly approve the Merger and this Agreement is that number of shares as would constitute a majority of the outstanding shares of (a) the Common Stock and Preferred Stock, voting together as a single class, and (b) the Preferred Stock voting separately as a single class (in each case with each share of Preferred Stock being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the
Company, subject only to the approval of the Merger by the Company's stockholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by the Company's stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

    2.5 COMPANY FINANCIAL STATEMENTS. Schedule 2.5 sets forth the Company's audited balance sheet as of June 30, 1995 and the related audited statements of operations and cash flows for the twelve-month period then ended and the Company's unaudited balance sheet as of September 30, 1995 (the "BALANCE SHEET") and the related unaudited statements of operations and cash flows for the three-month period then ended (collectively, the "COMPANY FINANCIALS"). The Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which will not be material in amount or significance.

    2.6 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type. whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since September 30, 1995, consistent with past practices.

    2.7 NO CHANGES. Except as set forth in Schedule 2.7, since September 30, 1995, there has not been, occurred or arisen any:

        (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

        (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

        (c) capital expenditure or commitment by the Company of $100,000 in any individual case or $250,000 in the aggregate.

        (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

        (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

        (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

        (g) revaluation by the Company of any of its assets;

        (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

        (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

        (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

        (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

        (l) loan  by the  Company to  any  person or  entity, incurring  by  the
    Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

        (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

        (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

        (o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

        (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

        (q) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

        (r) event or condition of any character that has or reasonably would be expected to have a Material Adverse Effect on the Company; or

        (s) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

    2.8  TAX AND OTHER RETURNS AND REPORTS.

    (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

    (b)  TAX RETURNS AND AUDITS.  Except as set forth in Schedule 2.8:

           (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and, to the Company's knowledge, such Returns have been completed in accordance with applicable law.

        (ii) The Company as of the Effective Time. (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

       (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

       (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

        (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

       (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

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
       (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

      (viii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

       (ix) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

        (x) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

       (xi) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

       (xii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

    2.10  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

    (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

    (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

    2.11  INTELLECTUAL PROPERTY.

    (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted or as proposed to be conducted by the Company (the "COMPANY INTELLECTUAL PROPERTY RIGHTS").

    (b) Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("END-USER LICENSES")) or trade secret of the Company, and includes the identity of all parties thereto. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

    (c) No claims with respect to the Company Intellectual Property Rights have been asserted or are, to the Company's knowledge, threatened by any person, nor are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The business of the Company as currently conducted or as proposed to be conducted by the Company has not and does not infringe on any proprietary right of any third party. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each employee of and consultant to the Company has executed a proprietary information and confidentiality agreement substantially in the Company's standard forms.

    2.12   AGREEMENTS,  CONTRACTS AND  COMMITMENTS.    Except as  set  forth  on
Schedule  2.12(a), the Company does not have, is  not a party to nor is it bound by:

        (i) any collective bargaining agreements,

        (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

       (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

       (iv)  any  employment  or  consulting  agreement  with  an  employee   or
    individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company,

        (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

       (vi) any fidelity or surety bond or completion bond,

       (vii) any lease of personal property having a value individually in excess of $100,000,

      (viii) any agreement of indemnification or guaranty,

       (ix) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

        (x) any agreement relating to capital expenditures and involving future payments in excess of $100,000,

       (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

       (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
    (viii) hereof,

      (xiii) any purchase order or contract for the purchase of raw materials involving $25,000 or more,

      (xiv) any construction contracts,

       (xv) any distribution, joint marketing or development agreement,

      (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

      (xvii) any other agreement that involves $100,000 or more or is not cancelable without penalty within thirty (30) days.

    Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(b) (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in
Schedule 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

    2.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 2.13, to the Company's knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act of 1933, as amended) of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(b); provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13 and (y) this provision shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to the Company than the terms and conditions that could be obtained in an arms-length relationship.

    2.14 COMPLIANCE WITH LAWS. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

    2.15 LITIGATION. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in schedule 2.15, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

    2.16 INSURANCE. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

    2.17 MINUTE BOOKS. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

    2.18  ENVIRONMENTAL MATTERS.

    (a) HAZARDOUS MATERIAL. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

    (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

    (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

    2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Schedule 2.19 sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

    2.20  EMPLOYEE MATTERS AND BENEFIT PLANS.

    (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (such definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

        (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or
    (o) of the Code and the regulations thereunder;

        (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

       (iii) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

       (iv) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

        (v) "EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

       (vi) "IRS" shall mean the Internal Revenue Service;

       (vii) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

      (viii) "PENSION PLAN" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

    (b) SCHEDULE. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any stated plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

    (c) DOCUMENTS. The Company has provided to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

    (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 2.20(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or
Section  406 of ERISA, has  occurred with respect to  any Company Employee Plan;
(iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

    (e) PENSION PLANS. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

    (f) MULTIEMPLOYER PLANS. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

    (g)    NO POST-EMPLOYMENT  OBLIGATIONS.   Except  as  set forth  in Schedule
2.20(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

    (h)  EFFECT OF TRANSACTION.

    (i) Except as provided in Section 1.6  of this Agreement or as set forth  on
Schedule 2.20(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

    (ii) Except as set forth on Schedule 2.20(h)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

    (i) EMPLOYMENT MATTERS. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

    (j) LABOR. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. Except as set forth in
Schedule 2.20(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Schedule 2.20(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

    2.21 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub represent and warrant to the Company as follows:

    3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

    3.2 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms.

    3.3  CAPITAL STRUCTURE.

    (a) The authorized stock of Parent consists of 350,000,000 shares of Common Stock, of which 134,566,906 shares were issued and outstanding as of October 27, 1995, and 5,000,000 shares of Preferred Stock, none of which is issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

    (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable.

    3.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") for all periods subsequent to January 1, 1993, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

    3.5 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q or Form 10-K, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent; or (c) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent.

    3.6 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any materially negative event related to the Company or its business. Except as expressly contemplated by this Agreement or disclosed in Schedule 4.1, the Company shall not, without the prior written consent of
Parent:

        (a) Enter into any commitment or transaction not in the ordinary course of business.

        (b) Transfer to any person or entity any rights to the Company Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

        (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

        (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

        (e) Commence any litigation;

        (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

        (g) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options, warrants or Company Preferred Stock, or the grant of stock options to new employees pursuant to outstanding written offers of employment, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

        (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

        (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $100,000 in the case of a single transaction or in excess of $200,000 in the aggregate in any 30-day period;

        (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

        (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

        (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

        (m) Subject to the provisions of Section 4.5 below, adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of the Company consistent with past practice (provided that the price per share of any equity participation in the Company shall be agreed in advance by Parent);

        (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

        (o) Pay, discharge or satisfy, in an amount in excess of $100,000 (in any one case) or $250,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary course of business subsequent to September 30, 1995 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

        (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

        (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (p) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

    4.2 NO SOLICITATION. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets,
(c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall promptly notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

    4.3 STRATEGIC AGREEMENTS. The Company agrees that it will not enter into any strategic alliance, joint development or joint marketing agreement during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time unless it has first consulted with the Vice President, Business Development of Parent.

    4.4 EMPLOYEE TERMINATION. Parent agrees that for a period of one year following the Effective Time, it will not terminate the employment of any employee who (i) is an employee of the Company on the execution date of this Agreement, (ii) holds Company Common Stock or stock options to purchase Company Common Stock and (iii) elects to become an employee of Parent or any affiliate of Parent upon completion of the Merger ("Company Employee") without the prior agreement of Richard H. Williams (or his designee if Mr. Williams shall no longer serve as an employee of Parent); and provided further that Parent shall not be obligated to consult with Mr. Williams with respect to terminations that result from voluntary resignation by a Company Employee or termination of the employment of a Company Employee for cause in accordance with Parent's customary policies.

    4.5 EMPLOYEE HIRING. As soon as practicable after the date of this Agreement and in any event not later than twenty-one (21) days after such date, the Chief Executive Officers of Parent and the Company will agree upon the guidelines within which the Company will proceed with recruitment, compensation and equity participation of new and existing employees. Such agreement will be summarized in writing and, upon approval by the parties, deemed a part of this Agreement.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1  REGISTRATION STATEMENT; STOCKHOLDER MEETINGS.

    (i) As promptly as practicable after the execution of this Agreement, Parent shall prepare, and the Company shall assist in preparing, a registration statement on Form S-4 (the "Registration Statement") pertaining to the offer and sale of shares of Parent Common Stock to be issued by virtue of the Merger. The Registration Statement shall include therein a Proxy Statement (the "PROXY STATEMENT") relating to the solicitation of the consent of the stockholders of the Company to the Merger. Parent shall file with the SEC the Registration Statement as soon as is reasonably practicable following preparation thereof. The Company shall provide to Parent and its counsel for inclusion in the Proxy Statement, in form and substance reasonably satisfactory to Parent and its counsel, such information concerning the Company, its operations, capitalization, technology, share ownership and other material as Parent or its counsel may reasonably request. Each of Parent and the Company shall use its reasonable efforts to respond to any comments of the SEC, to have the Registration Statement declared effective under the Securities Act of 1933 (the "SECURITIES ACT") as promptly as practicable after such filing and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. Each party will notify the other parties hereto promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to the Registration Statement or the Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement and the Registration Statement, Parent or the Company, as the case may be, shall promptly inform the other company of such occurrence and cooperate in filing with the SEC or its staff.

    (ii) As promptly as practicable after the execution of this Agreement and at such time as Parent may request so as not to interfere with the S-4 registration process, the Company shall submit this Agreement and the transactions contemplated hereby to its stockholders for approval and adoption as provided by applicable law. The Company shall use its best efforts to solicit and obtain the consent of its stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's stockholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

    5.2 ACCESS TO INFORMATION. Subject to any applicable contractual confidentiality obligations (which the Company shall use its best efforts to cause to be waived) each party shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    5.3   CONFIDENTIALITY.   Each of  the parties  hereto hereby  agrees to  and
reaffirms the terms and provisions of the Mutual Nondisclosure Agreement between Parent and the Company dated as of December 9, 1995.

    5.4 EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys, accountants and financial advisors fees, incurred in connection with the printing and filing of the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

    5.5 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

    5.6 CONSENTS. The Company shall use its reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of, and benefits to the Company thereunder.

    5.7 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

    5.8 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

    5.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by their Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

    5.10 POOLING ACCOUNTING. Parent and the Company shall each use its reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its reasonable efforts to cause its respective employees, directors, stockholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. Neither Parent nor the Company shall take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a pooling of
interests   or  (ii)  jeopardize  the  tax-free  nature  of  the  reorganization hereunder.

    5.11 AFFILIATE AGREEMENTS. Schedule 5.12 sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. Each of Parent and the Company has delivered or shall cause to be delivered to the other, concurrently with the execution of this Agreement, from each of their respective Affiliates, an executed Affiliate Agreement in the form attached hereto as EXHIBIT A or EXHIBIT B. Parent and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

    5.12 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

    5.13 FORM S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options no later than ten business days after the Closing Date.

    5.14 NMS LISTING. Parent shall authorize for listing on the Nasdaq Stock Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

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
    5.15 VOTING AGREEMENTS. Concurrently with the execution of this Agreement, the Company will cause the persons and entities listed in the preamble to EXHIBIT C hereto to execute Voting Agreements in the form attached hereto as EXHIBIT C (the "VOTING AGREEMENTS"), agreeing, among other things, to vote in favor of the Merger and against any competing proposals.

    5.16 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

    5.17 INDEMNIFICATION. Parent shall either (i) cause the Company to continue to indemnify or (ii) directly indemnify the persons who are currently officers and directors of the Company substantially in accordance with the Bylaws of the Company as they are currently in effect for action or inaction by such person prior to the Merger.

    5.18 PARENT REGISTRATIONS. Parent will not file a registration statement with the SEC covering the issuance of any new shares of the capital stock of Parent until Parent has publicly announced financial results covering a period of combined operations of Parent and the Company of at least thirty (30) days, provided, however, that the foregoing restriction shall not apply to (i) registrations covering any employee benefit plans, (ii) the Registration Statement as contemplated herein, and (iii) any registrations which the Company is required to file pursuant to any demand registration rights or other contractual rights, and provided further that with respect to such required registrations, Parent shall be permitted to include in any such registration statement enough primary issue shares to cover the expenses of the required registration and to allow the registration expenses to be capitalized on its balance sheet rather than expensed on its profit and loss statement.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

       (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

       (b) REGISTRATION STATEMENT EFFECTIVE. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

       (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

       (d) TAX OPINIONS. Parent and the Company shall each have received substantially identical written opinions from their counsel, Wilson,
    Sonsini, Goodrich & Rosati, Professional Corporation, and Cooley Godward Castro Huddleson & Tatum, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

       (e) OPINION OF ACCOUNTANTS. Each of Parent and the Company shall have received letters from Ernst & Young LLP, and KPMG Peat Marwick LLP, respectively reaffirming those firms' written concurrence, delivered concurrently with the execution of this Agreement, with Parent management's and the Company management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement.

       (f) NASDAQ LISTING. The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq Stock Market upon official notice of issuance.

       (g) AFFILIATE AGREEMENTS. Each of the parties identified by the Company or Parent as being one of their respective Affiliates shall have delivered an executed Affiliate Agreement which shall be in full force and effect.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

       (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

       (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 8.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

       (c)   THIRD PARTY CONSENTS.   The Company shall  have been furnished with
       evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in Schedule 6.2(c).

       (d) LEGAL OPINION. The Company shall have received a legal opinion from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel to
    Parent, in substantially the form attached hereto as Exhibit D.

       (e) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Parent since September 30, 1995. For purposes of this condition, a reduction in the trading price of Parent's Common Stock, whether occurring at any time or from time to time, as reported by Nasdaq or any other automated quotation system or exchange shall not constitute a material adverse change.

    6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

       (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (including the Company Schedules) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company;

       (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied (which performance or compliance shall be subject to the
    Company's ability to cure as provided in Section 8.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

       (c)   THIRD  PARTY CONSENTS.    Parent  shall have  been  furnished  with
       evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

       (d)  LEGAL  OPINION.   Parent shall have  received a  legal opinion  from
       Cooley Godward Castro Huddleson & Tatum, legal counsel to the Company, in substantially the form attached hereto as EXHIBIT E.

       (e) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, assets (including intangible assets)
    financial condition or results of operations of the Company since September 30, 1995. For purposes of this condition, none of the following, individually or in the aggregate, shall be deemed to constitute such a material adverse change: (i) any failure of the Company to record revenue or deferred revenue at any particular level subsequent to September 30, 1995;
    (ii) the lack of success of the Company in hiring new employees; or (iii) the lack of success of the Company in retaining existing employees, other than those employees who in the aggregate are material to the Company's ability to commercialize its technology.

       (f) CONVERSION OF PREFERRED STOCK. All shares of the Series A, Series B and Series D Preferred Stock of the Company shall have converted into
    Company Common Stock in accordance with the Company's Certificate of Incorporation, and the holder of the Company's Series C Preferred Stock shall have delivered to Parent an irrevocable election to convert such Preferred Stock into Company Common Stock as contemplated in Section 1.6(b) above, subject to and effective upon the consummation of the Merger.

       (g) NONCOMPETITION AGREEMENTS. Each person listed in the preamble to EXHIBIT F shall have executed and delivered to Parent a Noncompetition
    Agreement in substantially the form of EXHIBIT F and all of the Noncompetition Agreements shall be in full force and effect.

       (h) DISSENTERS' RIGHTS. Holders of more than 5% of the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

                                  ARTICLE VII
               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

    7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the earlier of the date which is the date of the auditor's report for the first audit of Parent's financial statements after the Closing Date or the date which is one year following the Closing Date (the "Expiration Date").

    7.2  ESCROW ARRANGEMENTS.

    (a) ESCROW FUND. At the Effective Time the Company's stockholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective
Time) without any act of any stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any stockholder, will be deposited with First Trust of California National Association Global Escrow D.S., (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Section 1.6(a). No portion of the Escrow Amount shall be contributed in respect of any Company Options or warrants. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company or any contained in Article II herein (as modified by the Company Schedules), or any failure by the Company to perform or comply with any covenant contained herein. Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. Subject to
Section 8.3 below, nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $500,000, have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Parent may recover from the Escrow Fund its Losses in excess of the first $500,000.

    (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIODS. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "ESCROW PERIOD"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the stockholders of the Company the remaining portion of the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Amounts to the stockholders of the Company pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

    (c)  PROTECTION OF ESCROW FUND.

    (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

    (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

   (iii) Each stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

    (d)  CLAIMS UPON ESCROW FUND.

    (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

    (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the average of the closing prices of Parent's Common Stock on the principal securities exchange on which Parent's Common Stock is then traded, or if not so traded, the National Market System of the National Association of Securities Dealers Automated Quotation system, in either case as reported in THE WALL STREET JOURNAL for the five (5) consecutive trading days ending on the date that is two (2) trading days prior to the Closing Date. Parent and the Securityholder Agent shall certify such fair market value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

    (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

    (f)  RESOLUTION OF CONFLICTS; ARBITRATION.

    (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

    (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

   (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Mateo or Santa Clara Counties, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

    (g)  SECURITYHOLDER AGENT OF THE STOCKHOLDERS; POWER OF ATTORNEY.

    (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Gary J. Morgenthaler shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each stockholder of the Company (except such stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law or California Law), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the stockholders of the Company.

    (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

    (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

    (i) THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the stockholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

    (j)  ESCROW AGENT'S DUTIES.

    (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

    (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

   (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

   (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

    (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

   (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

    Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

   (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

  (viii)  The Escrow Agent  may resign at  any time upon  giving at least thirty
(30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

    (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

        (a) by mutual consent of the Company and Parent;

        (b) by Parent or the Company if: (i) the Effective Time has not occurred by May 15, 1996 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

        (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent; in either case, the unavailability of which assets or business would have a Material Adverse Effect on Parent or would reasonably be expected to have a Material Adverse Effect on Parent's ability to realize the benefits expected from the Merger.

        (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within thirty (30) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 8.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

        (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

        Where  action  is taken  to terminate  this  Agreement pursuant  to this
    Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

    8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and, except as set forth in Section 8.3, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination to the extent provided in
Section 8.3; and provided further that, the provisions of Sections 5.3 and 5.4 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

    8.3  BREAKUP FEE.

    (a) In the  event that this  Agreement is terminated  by Parent pursuant  to
Section 8.1(d) hereof, other than as a result of a knowing or willful breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company, then, within two business days following such termination by Parent, the Company shall pay to Parent by wire transfer of immediately available funds the sum of $12 million as liquidated damages for the breach giving rise to such termination. Nothing herein shall limit the liability of the Company for any knowing or willful breaches of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company.

    (b) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(e) hereof, other than as a result of a knowing or willful breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub, then, within two business days following such termination by the Company, Parent shall pay to the Company by wire transfer of immediately available funds the sum of $12 million as liquidated damages for the breach giving rise to such termination. Nothing herein shall limit the liability of Parent for any knowing or willful breaches of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent.

    8.4 AMENDMENT. Except as is otherwise required by applicable law after the stockholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

    8.5 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Merger Sub, to:
       Informix Corporation
       4100 Bohannon Drive
       Menlo Park, California 94025
       Attention: General Counsel
       Telephone No.: (415) 926-6300
       Facsimile No.: (415) 926-6564
with a copy to:
       Wilson, Sonsini, Goodrich & Rosati, P.C.
       650 Page Mill Road
       Palo Alto, California 94304
       Attention: Larry W. Sonsini, Esq. and Douglas H. Collom, Esq. Telephone No.: (415) 493-9300
       Facsimile No.: (415) 493-6811

    (b) if to the Company, to:
       Illustra Information Technologies, Inc.
       1111 Broadway, Suite 2000
       Oakland, California 94607
       Attention: Chief Executive Officer
       Telephone No.: (510) 652-8000
       Facsimile No.: (510) 652-6399

with a copy to:
       Cooley Godward Castro Huddleson & Tatum
       One Maritime Plaza, 20th Floor
       San Francisco, California 94111
       Attention: Kenneth L. Guernsey, Esq.
       Telephone No.: (415) 693-2000
       Facsimile No.: (415) 951-3699

    (c) if to the Securityholder Agent:
       Gary J. Morgenthaler
       Morgenthaler Ventures
       2730 Sand Hill Road, Suite 280
       Menlo Park, California 94025
       Telephone No.: (415) 233-7600
       Facsimile No.: (415) 233-7606

    (d) if to the Escrow Agent:
       First Trust of California
       National Association of Global Escrow D.S.
       One Embarcadero, 20th Floor
       San Francisco, CA 94111
       Attention: Barbara Wise
       Telephone No.: (415) 953-5710
       Facsimile No.: (415) 622-3778

    9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

    9.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    9.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

    9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

    9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    9.9 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    IN WITNESS WHEREOF, Parent, Merger Sub, the Company the Securityholder Agent (as to Article VII only) and the Escrow Agent (as to matters set forth in Article VII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

ILLUSTRA INFORMATION                           INFORMIX CORPORATION
 TECHNOLOGIES, INC.

By -----------------------------------------   BY -----------------------------------------
            Richard H. Williams                Phillip E. White
    PRESIDENT AND CHIEF EXECUTIVE OFFICER      PRESIDENT AND CHIEF EXECUTIVE OFFICER

SECURITYHOLDER AGENT:                          INFORMIX DELAWARE, INC.

By -----------------------------------------   By -----------------------------------------
            Gary J. Morgenthaler               Phillip E. White
                                               PRESIDENT AND CHIEF EXECUTIVE OFFICER

ESCROW AGENT

By -----------------------------------------
      Name:
      Title:

                         ***REORGANIZATION AGREEMENT***